Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,108,519
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,561,814)
Dividend Income	184,714
Interest Income	63,969
ETF Transaction Fees	350
Total Income (Loss)	$795,738

Expenses
General Partner Management Fees	$37,001
Professional Fees	24,855
Brokerage Commissions	5,530
Directors' Fees and insurance	1,013
License fees	925
Total Expenses	$69,324
Net Income (Loss)	$726,414

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$76,467,654
Withdrawals ((50,000) Shares)	(3,252,975)
Net Income (Loss)	726,414

Net Asset Value End of Month	$73,941,093
Net Asset Value Per Share (1,150,000 Shares)	$64.30

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596